                                                                     EXHIBIT 1.1

                            Dated September . , 1996


                         ROFIN-SINAR TECHNOLOGIES INC.


                . shares of common stock, par value $. per share



                       _________________________________

                             UNDERWRITING AGREEMENT
                       _________________________________

                                    CONTENTS

CLAUSE                                                                      PAGE
1.  INTERPRETATION                                                           1

2.   UNDERWRITING                                                            3

3.   CLOSING                                                                 4

4.   UNDERTAKINGS                                                            6

5.   COMMISSIONS; TERMS OF THE PUBLIC OFFERING                               9

6.   EXPENSES                                                                9

7.   REPRESENTATIONS AND WARRANTIES                                         10

8.   INDEMNITY                                                              17

9.   LISTING                                                                20

10.  CONDITIONS PRECEDENT                                                   20

11.  TERMINATION                                                            27

12.  NOTICES                                                                28

13.  MISCELLANEOUS                                                          29

14.  GOVERNING LAW                                                          29

SCHEDULES

1.   The Underwriters.......................................................22
2.   Documents Identified for the Purpose of this Agreement.................22

THIS AGREEMENT is made on September ., 1996 AMONG:

(1)  Rofin Sinar Technologies Inc. (the "COMPANY");

(2)  Siemens Corporation ("SC"); and

(3) Deutsche Morgan Grenfell/C.J. Lawrence Inc. ("DEUTSCHE MORGAN GRENFELL"), Alex. Brown & Sons Incorporated and Lehman Brothers Inc. (together, the "CO-MANAGERS") and the other Underwriters named in Schedule 1 hereto (together the "UNDERWRITERS").


WHEREAS:

(A) The Company, which is incorporated under the laws of the State of Delaware, proposes to issue and sell . shares of its common stock, par value $0.01 per share, in an international offering in respect of which Deutsche Morgan Grenfell will act as global co-ordinator and lead manager. In addition, the Company proposes to grant Deutsche Morgan Grenfell and the Co-Managers, on behalf of the Underwriters, the option to purchase up to an additional . Shares.

(B) The Offer Shares are to be purchased by the Underwriters and distributed in an international offering (the "OFFERING") pursuant to the terms of this agreement.

(C) The Company has filed with the Commission the Registration Statement, and has filed or will file with the Commission the Prospectus relating to the Offer Shares.

(D) The issued share capital of the Company is currently $., represented by . Shares. Under the Certificate of Incorporation of the Company [and a resolution duly adopted by the Company's shareholder at [an extraordinary] general meeting of the Company held on ., 1996] the board of directors of the Company has full power and authority to make available for sale and to issue up to . Shares without the same requiring first to be offered to shareholders of the Company. At a meeting of the board of directors held on ., 1996 it was resolved that the Firm Shares and up to the whole of the Additional Shares should be sold for and issued on the terms of this Agreement.

IT IS AGREED as follows:

1.   INTERPRETATION

(1)  In this Agreement (including the Recitals and the Schedule):

     "ADDITIONAL SHARES" means up to . additional Shares, the subject of the option granted by the Company to the Underwriters under clause 2(b);

     "AFFILIATE" has the meaning given to it by Rule 501(b) of Regulation D under the Securities Act;

     "CLOSING" means the First Closing or the Second Closing as the context requires;

     "COMMISSION" means the United States Securities and Exchange Commission;

     "COMMISSIONS" means the commissions referred to in clause 5;

     "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended;

     "FIRM SHARES" means . Shares, to be sold to the Underwriters pursuant to clause 3(1);

     "FIRST CLOSING" means the implementation of all the actions described in clause 3(1);

     "GROUP" means the Company and its consolidated subsidiaries;

     "INDEMNIFIED PERSON" means any of the Underwriters, any of their affiliates or controlling persons (as defined in Section 15 of the Securities Act or Section 20 of the Exchange Act) or any of their respective directors, officers, employees or agents;

     "OFFERING" has the meaning given to it in Recital (B);

     "OFFER PRICE" means $. per Offer Share;

     "OFFER SHARES" means the Firm Shares and as many of the Additional Shares as are required to be issued;

     "PRELIMINARY PROSPECTUS" means the Prospectus in preliminary form;

     "PROFIT AND LOSS TRANSFER TERMINATION AGREEMENT" means the Profit and Loss Transfer Termination Agreement dated . between Siemens and Rofin-Sinar Laser GmbH;

     "PROSPECTUS" means the Prospectus in the form first used to confirm sales of Offer Shares. The Prospectus is contained in the Registration Statement;

     "PURCHASE PRICE" means $. per Offer Share;

     "R-S SALE AGREEMENT" means the Sale and Transfer Agreement dated ., 1996 between the Company and Siemens.

     "REGISTRATION STATEMENT" means the registration statement (File No. 333-09539) filed by the Company with respect to the Offer Shares, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act. If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Securities Act, then any reference herein to the term "Registration Statement" shall be deemed to include such abbreviated registration statement.

     "SPC" means Siemens Power Corporation, a Delaware corporation;

     "SPC SALE AGREEMENT" means the Sale and Transfer Agreement dated ., 1996 between the Company and SPC;

     "SECURITIES ACT" means the United States Securities Act of 1933, as amended;

     "SHARES" means shares of common stock, par value $0.01 each, of the Company;

     "SIEMENS" means Siemens Aktiengesellschaft;

     "SIGNIFICANT SUBSIDIARY" means Rofin-Sinar Inc. and Rofin-Sinar Laser GmbH;

     "SUBSEQUENT CLOSING" means the implementation of all the actions described in clause 3(2);

     "TAX ALLOCATION AGREEMENT" means the Tax Allocation and Indemnification Agreement dated ., 1996 among the Company, Rofin Sinar Inc. and SPC;

     "U.S. REPRESENTATIVES" means Deutsche Morgan Grenfell and the Co-Managers.

(2)  In this agreement:

     (a) references to a person include a body corporate and an unincorporated association of persons;

     (b) references to a party to this agreement include references to the successors or assigns (immediate or otherwise) of that party.

(3) Where any statement is qualified by the expression "to the best of [a person's] knowledge" or any similar expression, that statement shall be deemed to include an additional statement that it has been made after due and careful inquiry.

(4)  Subclauses (1) to (3) above apply unless the context otherwise requires.

(5)  The headings in this Agreement do not affect its interpretation.

2.   UNDERWRITING

     Subject to the terms and conditions of this Agreement:

     (a) the Company agrees to issue and sell the Firm Shares and, upon exercise of the option described below, the Additional Shares, to the several Underwriters;

     (b) the Company irrevocably grants to the several Underwriters an option to require the Company to issue and sell to the several Underwriters the Additional Shares, such option to be exercisable on one or more occasions upon notice to the Company from Deutsche Morgan Grenfell on behalf of the Underwriters given not later than . (New York time) on ., 1996;

     (c) each Underwriter severally agrees, upon the basis of the representation and warranties contained herein, and subject to the conditions stated in clause 10 hereof, to purchase from the Company the number of Firm Shares set out against its name in Schedule 1 hereto, at the Purchase Price, such amount being subject to increase by an amount representing the Underwriter's pro rata share (calculated by dividing the aggregate number of Firm Shares purchased by such Underwriter by the aggregate number of Firm Shares purchased by all Underwriters) of the number of Additional Shares required to be issued by the Company;

     (d) the Underwriters propose to make a public offering of the Firm Shares, except for such reserved Shares as will be sold to employees and director nominees of the Company as described in the Prospectus, as soon after this Agreement has been executed and the Registration Statement has become effective as in Deutsche Morgan Grenfell's judgment is advisable;

     (e) If, at a Closing, any one or more of the Underwriters shall fail or refuse to purchase Offer Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Offer Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Offer Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in the Schedule bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as Deutsche Morgan Grenfell may specify, to purchase the Offer Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, at the First Closing, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to Deutsche Morgan Grenfell and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either Deutsche Morgan Grenfell or the Company shall have the right to postpone the Closing, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, at the Subsequent Closing, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

3.   CLOSING

(1) At 10:00 am (New York time) on ., 1996 or at such other time and/or date as the Company and Deutsche Morgan Grenfell on behalf of the Underwriters may agree:


     (a) the Company shall issue the Firm Shares and shall deliver certificates, in definitive form and registered in such names and in such denominations as Deutsche Morgan Grenfell and the Co-Managers shall request in writing not later than two full business days prior to the First Closing, evidencing the Firm Shares for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Firm Shares to the Underwriters duly paid, against payment of the purchase money therefor; and


     (b) Deutsche Morgan Grenfell and the Co-Managers on behalf of the Underwriters shall pay to the Company by wire transfer of immediately available funds the net purchase money in respect of the Firm Shares (representing the aggregate Purchase Price of the Firm Shares) in U.S. dollars.


(2) At 10:00 am (New York time) on whichever is the later of the date of the First Closing and the third business day after notice to purchase Additional Shares is given under clause 2(b), or at such other time and/or date as the Company and Deutsche Morgan Grenfell on behalf of the Underwriters may agree:


     (a) the Company will issue such Additional Shares and deliver certificates, in definitive form and registered in such names and in such denominations as Deutsche Morgan Grenfell shall request in writing not later than two full business days prior to the Closing for the Additional Shares, evidencing the Additional Shares for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Additional Shares to the Underwriters duly paid, against payment of the purchase money therefor; and


     (b) Deutsche Morgan Grenfell and the Co-Managers on behalf of the Underwriters shall pay to the Company by wire transfer of immediately available funds the net purchase money in respect of the Additional Shares (representing the aggregate Purchase Price of the Additional Shares) in U.S. dollars.

(3) A certificate or certificates for the Offer Shares to be delivered to the Underwriters shall be delivered to the Co-Managers at the offices of Deutsche Morgan Grenfell, 31 West 52nd Street, New York, New York 10019-6160 for the accounts of the Underwriters on the respective Closing in accordance with the instructions delivered in accordance with Section 3(1)(a) or Section 3(2)(a) above.


(4) Offer Shares to be held through The Depository Trust Company ("DTC") shall be registered by [name of Registrar] in the name of DTC's nominee, Cede & Co., and credited to the accounts of such DTC participants as Deutsche Morgan Grenfell shall request in writing not later than the applicable date on which Deutsche Morgan Grenfell shall notify the Company in accordance with Section 3(1)(a) or Section 3(2)(a).


4.   UNDERTAKINGS

(1) Siemens undertakes with the Underwriters that it will bear and pay (or, in respect of any duty, tax, commission, fee or the like for which the Underwriters are initially liable, will promptly reimburse the same to the Underwriters) any stamp or other duties, taxes, commissions or fees or charges on or in connection with the issue, sale, purchase, distribution and/or delivery of the Offer Shares and the execution, delivery and performance of this Agreement and any value added tax payable in connection with the commissions and other amounts payable or allowable by the Company and otherwise in connection with the transactions envisaged by this Agreement.


(2) The Company will not and will not publicly announce any intention to (and will cause its subsidiaries and affiliates not to and not announce any intention to), without the prior written consent of Deutsche Morgan Grenfell, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option to sell, grant any option right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Share or any security convertible into or exercisable or exchangeable for Shares, or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause
     (a) or (b) above is to be settled by delivery of Shares or other such securities, in cash or otherwise, for a period of [180] days after the First Closing, other than Shares (or any securities convertible into or exchangeable for Shares), offered, issued, allotted, appropriated or granted to employees (including directors) or former employees of the Company, its subsidiaries and/or associated companies or persons related to such employees (including directors) or former employees, directly or indirectly, pursuant to any employee share scheme or arrangement for any one or more employees generally, which is disclosed in the Prospectus.

(3) If, at any time when a Prospectus relating to the Offer Shares is required to be delivered under the Securities Act or in connection with the initial distribution of the Offer Shares, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the rules thereunder or applicable law, the Company will promptly, at its own expense: (i) prepare and file with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance; and (ii) supply any amended or supplemented Prospectus to the Underwriters in such quantities as the Underwriters may reasonably request; provided, however, that any expenses incurred by the Company pursuant to
     --------
     clause (ii) above in connection with an amended or supplemented Prospectus supplied after the expiration of nine months after the date of the First Closing shall be reimbursed by the Underwriters. Before making any such amendment, supplement or filing, the Company will furnish Deutsche Morgan Grenfell with a copy of each such proposed amendment or supplement, and will not make any proposed amendment, supplement or filing to which Deutsche Morgan Grenfell, on behalf of the Underwriters, reasonably objects.


(4) The Company will use all reasonable efforts to qualify the Offer Shares for offering and sale in each jurisdiction as Deutsche Morgan Grenfell, on behalf of the Underwriters, shall designate including, but not limited to, under applicable state securities ("Blue Sky") laws of certain states of the United States of America or other U.S. jurisdictions and the Company shall maintain such qualifications in effect for such period as Deutsche Morgan Grenfell, on behalf of the Underwriters, may reasonably require in order to complete the placement of the Offer Shares; provided, however,
                                                          --------
     that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.


(5)  The Company will:


     (a) prepare the Prospectus in a form approved by the Underwriters and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act;


     (b) furnish to Deutsche Morgan Grenfell, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other

         Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period in which the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, as many copies of the Prospectus, and any supplements and amendments thereto or to the Registration Statement, as Deutsche Morgan Grenfell may reasonably request;


     (c) advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and furnish the Underwriters copies thereof;


     (d) advise Deutsche Morgan Grenfell, promptly after it receives notice thereof, of (i) the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, (ii) the suspension of the qualification of the Offer Shares for offering or sale in any jurisdiction, (iii) the initiation or threatening of any proceeding for any such purpose, or
         (iv) any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and

     (e) in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any qualification of the Offer Shares for offering or sale in any jurisdiction, promptly to use its best efforts to obtain the withdrawal of such order.

(6) The Company will make generally available to the Company's security holders and to Deutsche Morgan Grenfell and the Co-Managers as soon as practicable an earnings statement covering the twelve-month period ending [September 30, 1996] that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.


5.   COMMISSIONS; TERMS OF THE PUBLIC OFFERING


     The Offer Shares are to be offered to the public initially at the Offer Price. In consideration of the agreement by the Underwriters to underwrite and pay for the Offer Shares as provided above, the Company shall pay to the Underwriters commissions, by way of deduction from the

     Offer Price of an amount equal to the difference between the Offer Price and the Purchase Price per Offer Share. The Company is advised by Deutsche Morgan Grenfell that the U.S. Underwriters initially propose to offer part of the Offer Shares to be offered and sold in the United States as part of the Offering to certain dealers selected by the U.S. Representatives at a price that represents a concession not in excess of U.S. $. per Offer Share under the Offer Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S. $. per Offer Share, to any Underwriter or in the case of the U.S. Underwriters to certain other dealers.


6.   EXPENSES


(1) SC shall bear and pay all costs and expenses incurred in connection with the Offering, including, but not limited to: fees and expenses of its lawyers and lawyers for the Company and of any reporting accountants, fees and expenses in connection with the registration of the Offer Shares under the Securities Act and the preparation and filing of the Registration Statement, the Prospectus and all amendments and supplements thereto, the printing and distribution of the Prospectus and any preliminary prospectus, the printing and production of all other documents connected with the issue and distribution of the Offer Shares (including this Agreement and any other related agreements), transfer taxes payable in connection with the transfer of the Offer Shares to the Underwriters, expenses related to the qualification of the Offer Shares under the state securities or Blue Sky laws, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, the filing fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., all expenses arising from the listing of the Shares on the NASDAQ National Market, listing agents' fees and the arrangements for signing this Agreement, and the costs and expenses of the roadshow (including roadshow consultants, venues and travel and accommodation for the Company's directors and employees).


(2) SC agrees that the expenses of Deutsche Morgan Grenfell shall be reimbursed by SC to the extent provided and in accordance with the procedures set forth in the engagement letter dated March 8, 1996 among Deutsche Morgan Grenfell, Siemens and certain affiliates of Siemens.

7.   REPRESENTATIONS AND WARRANTIES


(1) As a condition of the obligation of the Underwriters to underwrite and pay for the Offer Shares, the Company represents, warrants and undertakes to the Underwriters as follows:

REGISTRATION STATEMENT AND PROSPECTUS

     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the best of the Company's knowledge, threatened by the Commission;

     (b) that (i) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
          (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and
          (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this subclause 7(1)(b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information furnished to the Company in writing by the Underwriters through Deutsche Morgan Grenfell expressly for use therein;

     (c) that each Preliminary Prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; and each Preliminary Prospectus as of its date did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this subclause 7(1)(c) do not apply to statements or omissions in any Preliminary Prospectus based upon information furnished to the Company in writing by the Underwriters through Deutsche Morgan Grenfell expressly for use therein.

     (d) that there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement;

     (e) that there are no legal or governmental proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the

          Prospectus and are not so described, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;


          LISTING

     (f) that application has been made to have the Offer Shares listed on the NASDAQ National Market;


          FINANCIAL STATEMENTS

     (g) that the audited combined financial statements of the Company appearing in the Prospectus were prepared in accordance with U.S. generally accepted accounting principles consistently applied and that they present fairly in all material respects the financial condition of the Company as at the dates at which they were prepared and the results of operations of the Company in respect of the periods for which they were prepared;

          MATERIAL ADVERSE CHANGE

     (h) that there has been no material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise) or the earnings, business or prospects of the Company and its subsidiaries, taken as a whole, since June 30, 1996, other than as described in the Prospectus (including any amendments or supplements thereto filed prior to the date hereof);

          CORPORATE POWER AND AUTHORITY

     (i) that the Company has been duly incorporated and is validly existing as a corporation in good standing under Delaware law with full power and authority to own, lease and operate its properties and assets and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its property or assets or the conduct of its business requires such qualification, except to the extent that the failure to so qualify or be in good standing would not in the aggregate have a material adverse effect on the condition (financial or otherwise) or the earnings, business or prospects of the Company and its subsidiaries, taken as a whole, and has full power and authority to execute and perform its obligations under this Agreement, the R-S Sale Agreement, the SPC Sale Agreement and the Tax Allocation Agreement; each Significant Subsidiary is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and each has full power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its property or assets or the conduct of its business requires such qualification, except to the extent that the failure to so qualify or be in good standing would not in the aggregate have a material adverse effect on the condition (financial or otherwise) or the earnings, business or prospects of the Company and its subsidiaries, taken as a whole; all of the issued and outstanding shares of each of the Company's subsidiaries have been duly authorized and are fully paid and are, or, upon the consummation of the share purchases contemplated by the R-S Sale Agreement and the SPC Sale Agreement prior to the First Closing, will be, owned by the Company, directly or indirectly, free and clear of any liens, encumbrances, equities or claims;

     (j) that no receiver or liquidator (or similar person) has been appointed in respect of the Company or any Significant Subsidiary or in respect of any part of the assets or undertaking of the Company or any Significant Subsidiary; no resolution, order of any court, regulatory body, governmental body or otherwise, or, to the best of the Company's knowledge, petition or application for an order, has been passed, made or presented for the winding up of the Company or any Significant Subsidiary or for the protection of the Company or any such Significant Subsidiary from its creditors; and neither the Company nor any Significant Subsidiary has stopped or suspended payments of its debts, become unable to pay its debts or otherwise become insolvent;

     (k) that the execution of this Agreement, the R-S Sale Agreement, the SPC Sale Agreement and the Tax Allocation Agreement by the Company has been duly authorized by the Company and this Agreement, the R-S Sale Agreement, the SPC Sale Agreement and the Tax Allocation Agreement constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms (except, with respect to this Agreement, as rights to indemnity hereunder may be limited by federal securities laws) subject to the laws of bankruptcy and other laws affecting the rights of creditors generally and to general equity principles;

     (l) that all corporate approvals and authorizations required by the Company for the execution of this Agreement, the R-S Sale Agreement, the SPC Sale Agreement and the Tax Allocation Agreement, the performance of their respective terms and the issue and distribution of the Offer Shares have been obtained and are unconditional and in full force and effect;

     (m) that the execution of this Agreement, the R-S Sale Agreement, the SPC Sale Agreement and the Tax Allocation Agreement, the performance of their respective terms and the issue and distribution of the Offer Shares (i) will not violate any Delaware law or regulation or, to the best of the Company's knowledge, any other law or regulation, (ii) are not contrary to the provisions of the Certificate of Incorporation of the Company, as amended, and (iii) will not result in any breach of the terms of, or constitute a default under, any instrument, agreement or order to which the Company is a party or by which it or its property is bound, except, in the case of clause (iii) above, such breaches or defaults that would not in the aggregate have a material adverse effect on the condition (financial or otherwise) or the earnings, business or prospects of the Company and its subsidiaries taken as a whole;

     (n) that all consents, approvals and authorizations of any court, government department or other regulatory body (other than under the Blue Sky laws of the various states of the United States), if any, required by the Company for the execution of this Agreement, the R-S Sale Agreement, the SPC Sale Agreement and the Tax Allocation Agreement, the performance of their terms and the issue and distribution of the Offer Shares have been obtained and are unconditional and in full force and effect;

     (o) that the execution of the Profit and Loss Transfer Termination Agreement by Rofin-Sinar Laser GmbH has been duly authorized by Rofin-Sinar Laser GmbH and the Profit and Loss Transfer Termination Agreement constitutes a legal, valid and binding obligation of Rofin-Sinar Laser GmbH enforceable in accordance with its terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally;

     (p) that all corporate approvals and authorizations required by Rofin-Sinar Laser GmbH for the execution of the Profit and Loss Transfer Termination Agreement and the performance of its terms have been obtained and are unconditional and in full force and effect;

     (q) that the execution of the Profit and Loss Transfer Termination Agreement and the performance of its terms by Rofin-Sinar Laser GmbH
          (i) will not violate any German law or regulation or, to the best of the Company's knowledge, any other law or regulation, (ii) are not contrary to the provisions of the Satzung of Rofin-Sinar Laser GmbH and (iii) will not result in any breach of the terms of, or constitute a default under, any material instrument, agreement or order to which the Rofin-Sinar Laser GmbH is a party or by which it or its property is bound, except, in the case of clause (iii) above, such breaches or defaults that would not have a material adverse effect on the condition (financial or otherwise) or the earnings, business or prospects of the Company and its subsidiaries, taken as a whole;

     (r) that the execution of the R-S Sale Agreement and the performance of its terms are not contrary to the provisions of the Satzung of Rofin-Sinar Laser GmbH;

     (s) that all consents, approvals and authorizations of any court, government department or other regulatory body required by Rofin-Sinar Laser GmbH for the execution of the R-S Sale Agreement and the performance of its terms have been obtained and are unconditional and in full force and effect;

     (t) that the Company is not an "investment company" and, after giving effect to the consummation of the share purchases under the R-S Sale Agreement and the SPC Sale Agreement and to the offering of the Offer Shares and the application of the proceeds therefrom, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

          THE OFFER SHARES

     (u) that the authorized capital stock of the Company conforms to the description thereof contained in the Prospectus under the heading "Description of Capital Stock";

     (v) that the Share outstanding prior to the issuance of the Offer Shares has been duly authorized and is validly issued, fully paid and non-assessable;

     (w) that the Offer Shares will, on issue and receipt of payment therefor in accordance with the terms of this Agreement, be validly issued, fully paid and non-assessable and free from all liens, charges, encumbrances and other third party rights arising under the laws of the State of Delaware, and that the existing shareholder of the Company has validly waived its pre-emption rights (if any) with respect to the Offer Shares and no other person has any pre-emptive or other rights with respect to the Offer Shares;

          CAPITALIZATION

     (x) that the consolidated capitalization of the Company and its subsidiaries, after giving effect to the conversion into equity of $11,000,000 aggregate principal amount of inter-company debt owed to Siemens as provided for in Exhibit 6(d) to the SPC Sale Agreement is as set forth in the Prospectus under the heading "Capitalization";

          LITIGATION

     (y) that, except as described in the Prospectus, neither the Company nor any Significant Subsidiary is:

           (i) in breach of the terms of, or in default under, any instrument, agreement or order to which it is a party or by which it or its property is bound, except for such breaches or defaults that would not in the aggregate have a material adverse effect on the condition (financial or otherwise) or the earnings, business or prospects of the Company and its subsidiaries, taken as a whole;

          (ii) involved in any litigation, arbitration or governmental proceedings relating to claims or amounts which individually or collectively may have, or have had in the previous 12 months, a material adverse effect on the condition (financial or otherwise) or the earnings, business or prospects of the Company and its subsidiaries, taken as a whole, or are otherwise material in the context of the Offering, nor is any such litigation, arbitration or governmental proceeding pending or, to the best of the Company's knowledge, threatened; or

         (iii) involved in or the subject of any current or pending investigation or proceedings (whether administrative, regulatory or otherwise) whether in the United States or elsewhere, that, if resolved adversely to the Company, would in the aggregate have a material adverse effect on the condition (financial or otherwise) or the earnings, business or prospects of the Company and its subsidiaries, taken as a whole;

          LICENCES AND CONSENTS

     (z) the Company and each Significant Subsidiary has obtained all such consents, authorizations, certificates, licences and permits from all supranational, national, municipal and other public authorities, as are required by such public authorities to enable the Company or (as the case may be) the relevant Significant Subsidiary to carry on the business and operations now operated by it and which are material to the business of the Group; and the Company has not received any notice of proceedings relating to the revocation or modification (except as described in the Prospectus) of any such consent, authorization, certificate, licence or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Group; the Company and its subsidiaries own or possess all of the other licenses, know-how, trademarks, copyrights, trade secrets, and trade names necessary to operate the business now operated by them, except where the failure to own or possess such licenses, know-how, trademarks, copyrights, trade secrets or trade names would not in the aggregate have a material adverse effect on the condition (financial or otherwise) or the earnings, business or prospects of the Company and its subsidiaries, taken as a whole; and except as disclosed in the Prospectus neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing where such infringement or conflict would have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Group;

          MARKET MANIPULATION

     (aa) that neither the Company nor any of its affiliates nor any person acting on behalf of any of them has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Offer Shares;

          FLORIDA DISCLOSURE

     (bb) that the Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

(2) As a condition of the obligation of the Underwriters to underwrite and pay for the Offer Shares, SC represents, warrants and undertakes to the Underwriters as follows:

     (a) that the execution of the R-S Sale Agreement and the Profit and Loss Transfer Termination Agreement by Siemens has been duly authorized by Siemens, and the R-S Sale Agreement and the Profit and Loss Transfer Termination Agreement constitute legal, valid and binding obligations of Siemens enforceable in accordance with their terms subject to the laws of bankruptcy
                                       15
          and other laws affecting the rights of creditors generally;

     (b) that all corporate approvals and authorizations required by Siemens for the execution of the R-S Sale Agreement and the Profit and Loss Transfer Termination Agreement and the performance of their respective terms have been obtained and are unconditional and in full force and effect;

     (c) that the execution of the R-S Sale Agreement and the Profit and Loss Transfer Termination Agreement and the performance of their respective terms by Siemens (i) will not violate any German law or regulation or, to the best of SC's knowledge, any other law or regulation, (ii) are not contrary to the provisions of Siemens' Satzung and (iii) will not result in any breach of the terms of, or constitute a default under, any instrument, agreement or order to which Siemens is a party or by which it or its property is bound, except, in the case of clause (iii) above, such breaches or defaults that would not in the aggregate have a material adverse effect on the condition (financial or otherwise) or the earnings, business or prospects of Siemens and its subsidiaries, taken as a whole;

     (d) that all consents, approvals and authorizations of any court, government department or other regulatory body required by Siemens for the execution of the R-S Sale Agreement and the Profit and Loss Transfer Termination Agreement and for the performance of their terms have been obtained and are unconditional and in full force and effect;

     (e) that the execution of the SPC Sale Agreement and the Tax Allocation Agreement by SPC has been duly authorized by SPC, and the SPC Sale Agreement and the Tax Allocation Agreement constitute legal, valid and binding obligations of SPC enforceable in accordance with their terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally and to general equity principles;

     (f) that all corporate approvals and authorizations required by SPC for the execution of the SPC Sale Agreement and the Tax Allocation Agreement and the performance of their respective terms have been obtained and are unconditional and in full force and effect;

     (g) that the execution of the SPC Sale Agreement and the Tax Allocation Agreement and the performance of their respective terms by SPC (i) will not violate any New York law or regulation or, to the best of SC's knowledge, any other law or regulation, (ii) are not contrary to the provisions of SPC's Articles of Incorporation and (iii) will not result in any breach of the terms of, or constitute a default under, any instrument, agreement or order to which SPC is a party or by which it or its property is bound, except, in the case of clause (iii) above, such breaches or defaults that would not in the aggregate have a material adverse effect on the condition (financial or otherwise) or the earnings, business or prospects of SPC and its subsidiaries, taken as a whole;

     (h) that all consents, approvals and authorizations of any court, government department or other regulatory body required by SPC for the execution of the SPC Sale Agreement and the Tax Allocation Agreement and for the performance of their terms have been obtained and are unconditional and in full force and effect;

     (i) that the profit and loss transfer agreement dated ., 1996 between Siemens and Rofin-Sinar GmbH has been terminated, effective September 30, 1996; and

     (j) that (i) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
          (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and
          (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this subclause 7(2)(j) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information furnished to the Company in writing by the Underwriters through Deutsche Morgan Grenfell expressly for use therein.

(3) The above representations, warranties and agreements shall be deemed to be repeated at each Closing and such representations, warranties and agreements will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, SC, any Underwriter or any person who controls the Company, SC or any Underwriter within the meaning of Section 15 of the Securities Act and will survive delivery of and payment for the Offer Shares.

8.   INDEMNITY


(1) The Company and SC hereby undertake to the Underwriters, jointly and severally, to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Indemnified Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by the Underwriters through Deutsche Morgan Grenfell expressly for use therein; provided, however, that SC's aggregate liability
                                --------
     under this Section 8(1) shall be limited to an amount equal to the aggregate purchase price received by SC and Siemens under the R-S Sale Agreement and the SPC Sale Agreement. The foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims damages or liabilities purchased Shares (or any person who controls such Underwriter within the meaning of Section 15 of the 1933 Act) if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(2) Each Underwriter hereby undertakes, severally and not jointly, to indemnify and hold harmless the Company, SC, the directors of each of the Company and SC, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either
     Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information furnished to the Company in writing by the Underwriters through Deutsche Morgan Grenfell expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendments or supplements thereto.

(3) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to clause (1) or (2) of this clause 8, such person (for purposes of this subclause (3), the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (for purposes of this subclause (3), the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others which the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
     (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons and (b) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, SC, their respective directors, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for Indemnified Persons, such firm shall be designated in writing by Deutsche Morgan Grenfell. In the case of any such separate firm for the Company or SC, and such of their respective directors, officers and control persons, such firm shall be designated in writing by the Company or SC, as the case may be. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(4) To the extent the indemnification provided for in subclause (1) or (2) of this clause 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (a) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party or parties, on the other hand, from the offering of the Offer Shares or (b) if the allocation provided above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in subclause (a) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and SC and its affiliates (other than the Company) on the one hand and the Underwriters on the other hand in connection with the offering of the Offer Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offer Shares (before deducting expenses) received by the Company and SC and its affiliates (other than the Company) and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Offer Price of the Offer Shares. The relative fault of the Company and SC and its affiliates (other than the Company) on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or SC and its affiliates (other than the Company) or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters respective obligations to contribute pursuant to this clause 8 are several in proportion to the respective number of Offer Shares they have purchased hereunder, and not joint.


(5) The Company, SC and the Underwriters agree that it would not be just or equitable if contribution pursuant to this clause 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subclause (4) of this clause 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this clause 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offer Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of clause 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this clause 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.


(6) The indemnity and contribution provisions contained in this clause 8 shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or the Company, or their respective officers or directors or any person controlling them and (c) acceptance of and payment for any of the Offer Shares.


9.   LISTING


     The Company has made or caused to be made an application for the listing of the Offer Shares on the NASDAQ National Market. The Company shall endeavour to obtain the listing as promptly as practicable and the Company shall furnish any and all documents, instruments, information and undertakings that may be necessary or advisable in order to obtain or maintain the listing.


10.  CONDITIONS PRECEDENT

(1) The obligations of the Company to issue and sell the Offer Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares are conditional upon the Registration Statement having become effective not later than . (New York Time) on ., 1996.


     The several obligations of the Underwriters to purchase the Offer Shares are conditional upon the following further considerations:

     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing date there shall not have occurred any change, or any development involving a prospective change, in the condition (financial or otherwise) or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of Deutsche Morgan Grenfell, is material and adverse and that makes it, in the judgment of Deutsche Morgan Grenfell, impracticable to market the Offer Shares on the terms and in the manner contemplated in the Prospectus.

     (b)  the following documents shall be delivered to the Underwriters:

     (A) a legal opinion relating to matters of United States law from Shearman & Sterling, counsel for the Company, dated the date of the Closing, to the effect that:

          (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware, has the corporate power and authority to own, lease and operate its properties and assets and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of its property or assets or the conduct of its business, requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

          (ii) Rofin-Sinar Inc. has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and assets and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of its property or assets or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

         (iii) this Agreement, the R-S Sale Agreement and the SPC Sale Agreement and the Tax Allocation Agreement have been duly authorized, executed and delivered by the Company;

          (iv) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the heading "Capitalization";

           (v) the Share outstanding prior to the issuance of the Offer Shares has been duly authorized and is validly issued, fully paid and non-assessable;

          (vi) the Offer Shares have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

         (vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the R-S Sale Agreement, the SPC Sale Agreement and the Tax Allocation Agreement will not contravene (i) any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (ii) to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary; (i) and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the R-S Sale Agreement, the SPC Sale Agreement and the Tax Allocation Agreement except such as may be required by the 1933 Act or the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

        (viii) the statements (A) in the Prospectus under the captions
               "Certain United States Federal Tax Considerations for Non-U.S. Holders of Common Stock" and "Description of Capital Stock" and
               (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

          (ix) the Company is not an "investment company" and, after giving effect to the offering of the Offer Shares and application of the proceeds therefrom, will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended; and

           (x) such counsel is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

     (B) a letter from Shearman & Sterling, counsel for the Company, to the effect that they have not verified, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus. They have, however, generally reviewed and discussed such statements with certain officers of the Company, their counsel and their auditors, and with representatives of the Underwriters. In the course of this review and discussion, no facts have come to their attention that lead them to believe (i) that the Registration Statement (except for the financial statements, including the notes and schedules thereto, and other financial and statistical data included therein or omitted therefrom, as to which they have not been required to comment), at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) that the Prospectus (except for the financial statements, including the notes and schedules thereto and other financial and statistical included therein or omitted therefrom, as to which they have not been required to comment), at the time it was issued, or on the date of the Closing, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (C) a legal opinion relating to matters of German law from Shearman & Sterling, counsel for the Company, dated the date of the Closing, to the effect that:

          (i) Rofin-Sinar Laser GmbH has been duly incorporated, is validly existing as a corporation in good standing under the laws of the Federal Republic of Germany, has the corporate power and authority to own, lease and operate its properties and assets and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of its property or assets or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

          (ii) the execution of the R-S Sale Agreement and the performance of its terms are not contrary to the provisions of the Satzung of Rofin-Sinar Laser GmbH; and

         (iii) the execution and delivery by Rofin-Sinar Laser GmbH of, and the performance by Rofin-Sinar Laser GmbH of its obligations under, the Profit and Loss Transfer Termination Agreement will not contravene (i) any provision of applicable law or the Satzung of Rofin-Sinar Laser GmbH or, to the best of such counsel's knowledge, any agreement or other instrument binding upon Rofin-Sinar Laser GmbH or any of its subsidiaries that is material to Rofin-Sinar Laser GmbH and its subsidiaries, taken as a whole, or
               (ii) to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Rofin-Sinar Laser GmbH or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Rofin-Sinar Laser GmbH of its obligations under the Profit and Loss Transfer Termination Agreement.

     (D) a legal opinion from Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (iii) and (v) (but only as to this Agreement), (viii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriting") and in clause B.

     (E) a legal opinion from ., counsel for Siemens Corporation, dated the date of the Closing, to the effect that:

           (i) this Agreement has been duly authorized, executed and delivered by SC;

          (ii) the SPC Sale Agreement and the Tax Allocation Agreement have been duly authorized, executed and delivered by SPC and (assuming due execution and delivery by the other parties thereto) constitute valid and legally binding agreements of SPC, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity;

         (iii) the compliance by SPC with all of the provisions of the SPC
               Sale Agreement
               and the Tax Allocation Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which SPC or any of its subsidiaries is a party or by which SPC or any of its subsidiaries is bound or to which any of the property or assets of SPC or any of its subsidiaries is subject, except for any such breach or violation which, individually or in the aggregate, would not have a material adverse effect on SPC and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of SPC or any statute or any order, rule or regulation known to such counsel of any governmental authority or agency having jurisdiction over SPC or any of its subsidiaries or any of their properties;

          (iv) no material consents, approvals, authorization or orders of or qualifications with any governmental body or agency is required in the United States for the consummation by SPC of the transactions contemplated by the SPC Sale Agreement and the Tax Allocation Agreement, except [name of any such consent, approval, authorization or order] which [has][have] been duly obtained and are in full force and effect; and

           (v) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, or of any statutes, regulations, contracts or other documents, that are required to be described in the Registration Statement or the Prospectus and are not so described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

     (F) a legal opinion from ., counsel for Siemens, dated the date of Closing, to the effect that:

           (i) the R-S Sale Agreement and the Profit and Loss Transfer Termination Agreement have been duly authorized, executed and delivered by Siemens, and (assuming due execution and delivery by the other parties thereto) constitute valid and legally binding agreements of Siemens, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights;

          (ii) the compliance by Siemens with all of the provisions of the R-S Sale Agreement and the Profit and Loss Transfer Termination Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which Siemens or any of its subsidiaries is a party or by which Siemens or any of its subsidiaries is bound or to which any of the property or assets of Siemens or any of its subsidiaries is subject, except for any such breach or violation which, individually or in the aggregate, would not have a material adverse effect on Siemens and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the Satzung of Siemens or any statute or any order, rule or regulation known to such counsel of any governmental authority or agency having jurisdiction over Siemens or any of its subsidiaries or any of their properties; and

         (iii) no material consents, approvals, authorization or orders of or qualifications with, any governmental body or agency is required in Germany for the consummation by Siemens of the transactions contemplated by the R-S Sale Agreement and the Profit and Loss Transfer Termination Agreement, except [name of any such consent, approval, authorization or order] which [has][have] been duly obtained and are in full force and effect.

     (c) The opinions of counsel to the Company and to Siemens described herein shall be rendered to the Underwriters at the request of the Company or Siemens, as the case may be, and shall so state therein.

     (d) The Company and SC each shall have furnished or caused to be furnished to the Underwriters at the Closing certificates of officers of the Company and of SC, respectively, satisfactory to the Underwriters as to the accuracy of the representations and warranties of the Company and of SC, respectively, herein at and as of such Closing, as to the performance by the Company and of SC, respectively, of all their respective obligations hereunder to be performed at or prior to such Closing, as to such other matters as the Underwriters may reasonably request and, with respect to the certificate of officers of the Company, to the effect set forth in clause (a) above.

     (e) Siemens shall have furnished to the Underwriters at the Closing a certificate substantially in the form of Exhibit A hereto. Such certificate may state, and the Underwriters acknowledge, that Siemens does not by delivering such certificate or any other certificate or document pursuant to this Section 10 submit to the jurisdiction of U.S. federal or state courts in connection with this Agreement or the transactions contemplated hereby.

     (f) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with clause 4(b) hereof; the Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriters.

     (g) The delivery to the Underwriters, on each of the date hereof and the Closing date, of a letter dated the date hereof or the Closing date, as the case may be, in form and substance satisfactory to the Underwriters and substantially in the form of Exhibit B hereto, from independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (h) The delivery to the Underwriters on the Closing date of such additional documents and certificates as they may reasonably request.

     (i) The NASDAQ National Market shall have admitted the Shares for quotation on or before the First Closing.

     (j) Pursuant to the terms of the R-S Sale Agreement, the Company shall simultaneously herewith purchase all of the outstanding capital stock of Rofin-Sinar Laser GmbH from Siemens.

     (k) Pursuant to the terms of the SPC Sale Agreement, the Company shall simultaneously herewith purchase all of the outstanding capital stock of Rofin Sinar Inc. from SPC.

     (l) The Tax Allocation Agreement shall have been executed by the Company, Rofin Sinar Inc. and SPC.

     (m) The Profit and Loss Transfer Termination Agreement shall have been executed by Siemens and Rofin-Sinar Laser GmbH.

     (n) $11,000,000 of intercompany indebtedness owed by Rofin-Sinar Inc. to SC shall have been converted to equity.

(2) In the event that any of the foregoing conditions is not satisfied on or before the relevant Closing, this Agreement shall (subject as mentioned below) terminate and the parties to this Agreement shall (except for the liability of SC in relation to expenses as provided in clause 6, the indemnity provided in clause 8 and any liability arising before or in relation to such termination) be under no further liability or obligation arising out of this Agreement, provided that Deutsche Morgan Grenfell on behalf of the Underwriters may in its discretion and by notice to the Company waive, or extend the time for, satisfaction of any of the above conditions or of any part of them.

11.  TERMINATION

     This Agreement shall be subject to termination by notice given by the Underwriters to the Company and SC, if (a) after the execution and delivery of this Agreement and prior to the date of the Closing (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial, political, economic or market conditions or any calamity or crisis that, in the judgment of Deutsche Morgan Grenfell, on behalf of the Underwriters, is material and adverse [to the financial markets of the United States] and (b) in the case of any of the events specified in clauses (a)(i) through (iii), such event, singly or together with any other such event, makes it, in the judgment of Deutsche Morgan Grenfell, on behalf of the Underwriters, impracticable to market the Offer Shares on the terms and in the manner contemplated in the Prospectus.


12.  NOTICES

     Any notice or notification in any form to be given under this Agreement may be delivered in person or sent by facsimile or telephone (subject in the case of a communication by telephone to confirmation by facsimile) addressed to:

          IN THE CASE OF THE COMPANY:

          Rofin Sinar Technologies, Inc.
          45701 Mast Street
          Plymouth, MI  48170

          Facsimile:   .
          Attention:   .

          copy to:

          Rofin Sinar Laser GmbH
          Berzeliusstrasse 85
          D-22113 Hamburg, Germany

          Facsimile:   .
          Attention:   .

          IN THE CASE OF SC:

          Siemens Corporation
          1301 Avenue of the Americas
          New York, New York 10019

          Facsimile:  (212) 258-4490
          Attention:  General Counsel

          IN THE CASE OF THE UNDERWRITERS:

          Deutsche Morgan Grenfell/C. J. Lawrence, Inc.
          31 West 52nd Street
          New York, NY 10019-6160

          Attention: Equity Capital Markets Group ([name])

     Any such notice shall take effect, in the case of delivery, at the time of delivery and, in the case of facsimile, at the time of receipt.

13.  MISCELLANEOUS

(1)  Time shall be of the essence of this Agreement.

(2) This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

14.  GOVERNING LAW

     This Agreement is governed by, and shall be construed in accordance with, New York law.

IN WITNESS of which this Agreement has been executed on the date written above.

Yours faithfully,

Rofin Sinar Technologies, Inc.

By:

By:


Siemens Corporation

By:

By:


Deutsche Morgan Grenfell/C. J. Lawrence Inc.

By:


For: Underwriters listed on Schedule 1

By:  Deutsche Morgan Grenfell/C.J. Lawrence Inc.

                                   SCHEDULE 1

                                THE UNDERWRITERS

UNDERWRITER                              UNDERWRITING COMMITMENT
Deutsche Morgan Grenfell/                [number of Firm Shares]
 C.J. Lawrence Inc.
Alex. Brown & Sons Incorporated
Lehman Brothers Inc.



                                         ____________________

Total                                    [number of Firm Shares]